UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 17, 2012

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 West Street New York, New York	10007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On October 17, 2012, Verizon Communications Inc. (Verizon), along with Verizon Investment Management Corp. and Fiduciary Counselors Inc., as independent fiduciary of the Verizon Management Pension Plan (the Plan), entered into a definitive purchase agreement (the Agreement) with The Prudential Insurance Company of America (Prudential) and Prudential Financial, Inc., pursuant to which the Plan will purchase a single premium group annuity contract from Prudential to settle approximately $7.5 billion of pension liabilities of the Plan.

Upon issuance of the group annuity contract by Prudential, Prudential will irrevocably assume the obligation to make future annuity payments to approximately 41,000 Verizon management retirees who began receiving pension payments from the Plan prior to January 1, 2010. The amount of each retiree’s annuity payment will be equal to the amount of such individual’s pension benefit. In addition, the group annuity contract is intended to replicate the same rights to future payments, such as survivor benefits, that are currently offered by the Plan. No decision or other action will be required of any retiree to continue to receive his or her benefits, and there will be no delay in the receipt of benefits.

Other participants in the Plan will be unaffected by this transaction, including management retirees since January 1, 2010, certain retirees of MCI, Inc., active and retired associates and term vested management.

Verizon expects to make additional contributions to the Plan prior to the date of the closing of the transaction so that the Plan’s funding percentage does not decrease as a result of this transaction. Verizon currently intends to contribute an aggregate of approximately $2.5 billion to the Plan in connection with the transaction, inclusive of a contribution made in September 2012. The final amount that Verizon will contribute to the Plan will be determined based on several factors, including changes to interest rates and asset valuations between October 17, 2012 and the date of closing. The Agreement includes a closing condition that would allow Verizon to terminate the Agreement if the required contributions exceed a designated level. The closing of the transaction is also subject to other customary closing conditions. Assuming satisfaction of these conditions, Verizon anticipates that the transaction will close and the single premium group annuity contract will be issued in December 2012.

Attached as an exhibit is a press release dated October 17, 2012 issued by Verizon Communications Inc. (Verizon) related to the transaction, which is incorporated herein by reference.

The information provided pursuant to this Item 7.01 is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99	Press release, dated October 17, 2012, issued by Verizon Communications Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date:	October 17, 2012	/s/ Robert J. Barish
Robert J. Barish
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

99	Press release, dated October 17, 2012, issued by Verizon Communications Inc.